Exhibit 99.1

SOVEREIGN LITHIUM, INC. TERMINATES ALL OF ITS MINERAL EXPLORATION OPTION AGREEMENTS

DENVER, CO, April 10, 2014 – Sovereign Lithium, Inc. (the “Company”)(OTCBB: SLCO), a mineral exploration and development company, announces the Company terminated its option to acquire certain unpatented mineral claims in and around Esmeralda County, Nevada (the "Clayton Valley Property") under the mineral option property agreement (the "GeoExplor Option Agreement") dated June 13, 2012, among GeoXplor Corporation ("GeoExplor") and the Company. The termination of the GeoExplor Option Agreement was effective as of April 10, 2014. The Company no longer has any rights or interests in the Clayton Valley Property and has no future obligations related to the Clayton Valley Property or to GeoXplor.

The Company also wishes to announce it has terminated its option to acquire a 60% interest in certain mineral claims in and around Trail, British Columbia (the "Bear Creek Property") under the mineral option property agreement (the "GeoExplor Option Agreement") dated June 7, 2012 and with an effective date of April 28, 2012, among 0911325 B.C. Ltd.,  ("Wallach") and the Company. The termination of the Wallach Option Agreement was effective as of April 10, 2014. The Company no longer has any rights or interests in the Bear Creek Property and has no future obligations related to the Bear Creek Property or to Wallach.

FORWARD LOOKING INFORMATION

This press release includes certain statements forward-looking in nature and that involve a number of uncertainties and risks. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this press release are based on Sovereign Lithium, Inc.'s current expectations and projections regarding future events, which are based on available information. The forward-looking statements in this press release may also include statements relating to Sovereign Lithium Inc.'s anticipated new developments, business prospects, financial performance, strategies and similar matters. Sovereign Lithium, Inc. disclaims any obligation to update its forward-looking statements, except as required by law.

Contact:

Investor Relations:
Sovereign Lithium, Inc.
Steve Carr, 1 800 673 5088
ir@sovereignlithium.com